EXHIBIT 23


INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-21704, No. 33-24096, No. 33-37300, No. 33-65104, and No. 33-56717 of
McClatchy Newspapers, Inc. on Form S-8 of our report dated February 6, 1997, appearing in this Annual Report on Form 10-K of McClatchy Newspapers, Inc. for the year ended December 31, 1996.

                                        /s/ Deloitte & Touche LLP


Sacramento, California
March 28, 1997